SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2003

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	identification No.)

38 Corporate Circle, Albany, New York		12203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 452-1242

None
(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

On February 27, 2003, the registrant, Trans World Entertainment Corporation, a New York corporation, announced financial results for its fourth quarter and full fiscal year 2002, and its outlook for fiscal 2003. The Company also announced that it would take an as yet undetermined impairment charge in fiscal year 2002 in accordance with Statement of Financial Accounting Standard (SFAS) No. 142, “Goodwill and Other Intangible Assets”, which was adopted by the Company at the beginning of the fiscal year.

The full text of the press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS. The following exhibit is filed as part of this report and incorporated by reference in this report:

Exhibit No.	Description

99.1	Trans World Entertainment Company Press Release dated February 27, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

Date: March 3, 2003	/s/ JOHN J. SULLIVAN
John J. Sullivan
Executive Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Trans World Entertainment Company Press Release dated February 27, 2003.